Exhibit 99.1

Tenneco Reports First Quarter 2022 Results

Company on-track to complete pending transaction with Apollo Funds in the second half of 2022

Annual Meeting of Shareholders Set for June 7, 2022

SKOKIE, Ill., May 5, 2022 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the first quarter of 2022 ending on March 31, 2022.

First Quarter 2022 results include:

  First quarter total revenue of $4.6 billion, down 2% year-over-year. Value-add revenue of $3.6 billion was flat year-over-year excluding a negative currency impact of $100 million and outpaced global industry light vehicle production, which was down 4%* year-over-year. Lower production volumes were offset by material cost recoveries.
  EBIT** of $77 million, compared with EBIT of $204 million in first quarter 2021.  Adjusted EBITDA*** was $253 million, compared with $388 million a year ago. The change in year-over-year earnings was driven evenly by lower production volumes and timing of recoveries on higher inflationary costs for material, freight and energy.
  Net loss of $38 million, or a loss of $0.46 per diluted share, compared to net income of $65 million, or $0.79 per diluted share, in the prior year.  First quarter 2022 adjusted net loss of $9 million, or a loss of $0.11 per diluted share, compared to prior year adjusted net income of $90 million, or $1.09 per diluted share. Year-over-year change was driven by lower earnings as highlighted above.
  Significant liquidity of $2.1 billion at quarter end, consisting of $641 million in cash and $1.4 billion of available revolving credit facility.

"In the face of continuing inflationary pressures, supply chain disruptions and lower volumes, the Tenneco team delivered a solid Q1 performance," said Brian Kesseler, Tenneco CEO. "Our global teams are focused and continue to pull together to manage those challenges, while also working on the necessary steps to complete the pending transaction with Apollo later this year."

In light of the pending transaction with Apollo, Tenneco will not conduct a conference call or give forward-looking guidance.

Additionally, in the first quarter, Tenneco was proud to be named one of the World's Most Ethical Companies for 2022 by Ethisphere, a global leader in defining and advancing the standards of ethical business practices.

"This important designation is particularly satisfying because everything we do at Tenneco begins and ends with our values, and topping the list is Integrity Always," said Kesseler. "This underscores our team members' commitment to not only achieving our goals, but ensuring we do the right things the right way, every day."

*	Source: IHS Markit April 2022 global light vehicle production forecast.
**	EBIT: Earnings before interest expense, income taxes and noncontrolling interests.
***	Adjusted EBITDA: Adjusted earnings before interest expense, income taxes, noncontrolling interests, and depreciation and amortization.

Annual Meeting
The Tenneco Board of Directors has scheduled the company's annual meeting of shareholders for Tuesday, June 7, 2022 at 9:15 a.m. CT. The record date for shareholders eligible to vote at the meeting was April 20, 2022. The annual meeting includes a shareholder vote on the proposed transaction. This year's annual meeting will be held virtually to allow for greater participation in light of travel challenges due to the COVID-19 pandemic.

Attachment 1
Statements of Income (Loss) – 3 months
Balance Sheets
Statements of Cash Flows – 3 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Total Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 Months
Reconciliation of GAAP to Non-GAAP Cash Flow Measures – 3 Months

About Tenneco
Tenneco is one of the world's leading designers, manufacturers, and marketers of automotive products for original equipment and aftermarket customers, with full year 2021 revenues of $18 billion and approximately 71,000 team members working at more than 260 sites worldwide. Through our four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

Safe Harbor
This press release includes forward-looking statements regarding the Agreement and Plan of Merger (the "Merger Agreement") that the Company entered into with Pegasus Holdings III, LLC (the "Parent") and Pegasus Merger Co. on February 22, 2022. Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tenneco (the "Merger") with Tenneco continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (without limitation and in addition to the risks set forth above): the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee; the risk that the Merger disrupts our current plans and operations or diverts management's attention from its ongoing business; the effect of the announcement of the Merger on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; the effect of the announcement of the Merger on our operating results and business generally; the amount of costs, fees and expenses related to the Merger; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Tenneco and others; and other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, the Company's stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The risks included here are not exhaustive. These and other factors are identified and described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as the Company's subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on the Company's projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales and operating revenues:
Motorparts	$ 722	$ 719
Performance Solutions	793	787
Clean Air - Value-add revenues	1,013	1,036
Clean Air - Substrate sales	1,090	1,088
Powertrain	1,031	1,101
Total net sales and operating revenues	4,649	4,731
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	4,108	4,061
Selling, general, and administrative	252	255
Depreciation and amortization	146	155
Engineering, research, and development	75	72
Restructuring charges, net and asset impairments	13	25
Total costs and expenses	4,594	4,568
Other income (expense):
Non-service pension and postretirement benefit (costs) credits	3	3
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	12	22
Gain (loss) on extinguishment of debt	—	8
Other income (expense), net	7	8
	22	41
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	77	204
Interest expense	(66)	(70)
Earnings (loss) before income taxes and noncontrolling interests	11	134
Income tax (expense) benefit	(30)	(47)
Net income (loss)	(19)	87
Less: Net income (loss) attributable to noncontrolling interests	19	22
Net income (loss) attributable to Tenneco Inc.	$ (38)	$ 65

Basic earnings (loss) per share:
Earnings (loss) per share	$ (0.46)	$ 0.80
Weighted average shares outstanding	83.1	82.0
Diluted earnings (loss) per share:
Earnings (loss) per share	$ (0.46)	$ 0.79
Weighted average shares outstanding	83.1	82.5

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited (dollars in millions)

	March 31, 2022		December 31, 2021
Assets
Cash and cash equivalents	$ 636		$ 859
Restricted cash	5		6
Receivables, net	2,636	(a)	2,419	(a)
Inventories	2,049		1,846
Prepayments and other current assets	694		683
Property, plant, and equipment, net	2,811		2,872
Other noncurrent assets	2,872		2,937
Total assets	$ 11,703		$ 11,622
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$ 41		$ 57
Accounts payable	3,244		2,955
Accrued compensation and employee benefits	445		381
Accrued income taxes	52		71
Accrued expenses and other current liabilities	1,102		1,227
Long-term debt	4,976	(b)	5,018	(b)
Deferred income taxes	103		105
Pension and postretirement benefits	803		830
Deferred credits and other liabilities	490		491
Redeemable noncontrolling interests	90		91
Total Tenneco Inc. shareholders' equity (deficit)	53		85
Noncontrolling interests	304		311
Total liabilities, redeemable noncontrolling interests, and equity	$ 11,703		$ 11,622

	March 31, 2022		December 31, 2021
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$ 1,129		$ 1,043

(b) Long-term debt composed of:
Revolver Borrowings	$ —		$ —
LIBOR plus 2.00% Term Loan A due 2019 through 2023(1)	1,355		1,396
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,604		1,606
$225 million of 5.375% Senior Notes due 2024	223		223
$500 million of 5.000% Senior Notes due 2026	496		496
$500 million of 7.875% Senior Secured Notes due 2029	490		490
$800 million of 5.125% Senior Secured Notes due 2029	788		787
Other debt, primarily foreign instruments	27		26
	4,983		5,024
Less: maturities classified as current	7		6
Total long-term debt	$ 4,976		$ 5,018
_________________________
(1) The interest rate on Term Loan A at December 31, 2021 was LIBOR plus 1.75%.

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$ (19)	$ 87
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Depreciation and amortization	146	155
Deferred income taxes	(3)	(4)
Stock-based compensation	6	5
Restructuring charges and asset impairments, net of cash paid	(5)	—
Change in pension and other postretirement benefit plans	(13)	(1)
Equity in earnings of nonconsolidated affiliates	(12)	(22)
Cash dividends received from nonconsolidated affiliates	32	57
Loss (gain) on sale of assets and other	(19)	(9)
Changes in operating assets and liabilities:
Receivables	(320)	(452)
Inventories	(213)	(120)
Payables and accrued expenses	325	240
Accrued interest and accrued income taxes	(22)	8
Other assets and liabilities	30	6
Net cash (used) provided by operating activities	(87)	(50)
Investing Activities
Proceeds from sale of assets	5	7
Net proceeds from sale of business	1	1
Cash payments for property, plant, and equipment	(93)	(95)
Proceeds from deferred purchase price of factored receivables	99	115
Other	(1)	—
Net cash (used) provided by investing activities	11	28
Financing Activities
Proceeds from term loans and notes	4	813
Repayments and extinguishment costs of term loans and notes	(68)	(862)
Borrowings on revolving lines of credit	1,583	1,382
Payments on revolving lines of credit	(1,584)	(1,394)
Debt issuance costs of long-term debt	—	(11)
Distributions to noncontrolling interest partners	(24)	(7)
Other	(48)	(51)
Net cash (used) provided by financing activities	(137)	(130)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(11)	(20)
Increase (decrease) in cash, cash equivalents, and restricted cash	(224)	(172)
Cash, cash equivalents, and restricted cash, beginning of period	865	803
Cash, cash equivalents, and restricted cash, end of period	$ 641	$ 631
Supplemental Cash Flow Information
Cash paid during the period for interest	$ 56	$ 65
Cash paid during the period for income taxes, net of refunds	$ 67	$ 46
Lease assets obtained in exchange for new operating lease liabilities	$ 19	$ 15
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$ 78	$ 91
Deferred purchase price of receivables factored in the period	$ 121	$ 135

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (millions, except per share amounts)

	Q1 2022						Q1 2021
	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA(3)	Net income (loss) attributable to Tenneco Inc	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA(3)
Earnings (Loss) Measures	$ (38)	$ (0.46)	$ 19	$ (30)	$ 77	$ 223	$ 65	$ 0.79	$ 22	$ (47)	$ 204	$ 359
Adjustments:
Restructuring and related expenses (5)	16	0.21	—	(2)	18	17	28	0.33	—	(3)	31	28
Inventory write- down (6)	3	0.03	—	(1)	4	4	—	—	—	—	—	—
Asset impairments	4	0.04	—	—	4	4	—	—	—	—	—	—
Loss on sale of business	2	0.03	—	—	2	2	—	0.01	—	(1)	1	1
Other costs (including strategic and transaction related)	5	0.05	—	—	5	4	8	0.10	—	—	8	8
Gain on debt extinguishment	—	—	—	—	—	—	(8)	(0.10)	—	—	(8)	(8)
Other	(1)	(0.01)	—	—	(1)	(1)	—	—	—	—	—	—
Net tax adjustments	—	—	—	—	—	—	(3)	(0.04)	—	(3)	—	—
Adjusted Net income, EPS, NCI, Tax,EBIT, and EBITDA(4)	$ (9)	$ (0.11)	$ 19	$ (33)	$ 109	$ 253	$ 90	$ 1.09	$ 22	$ (54)	$ 236	$ 388

	Q1 2022
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$ (38)
Net income (loss) attributable to noncontrolling interests							19
Net income (loss)							(19)
Income tax (expense) benefit							(30)
Interest expense							(66)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							77
Depreciation and amortization							146
Total EBITDA including noncontrolling interests(3)	$ 86	$ 15	$ 106	$ 66	$ 273	$ (50)	$ 223
Restructuring and related expenses	—	5	4	4	13	4	17
Inventory write-down (6)	4	—	—	—	4	—	4
Asset impairments	2	—	—	2	4	—	4
Loss on sale of business	—	—	2	—	2	—	2
Other costs (including strategic and transaction related)	—	—	—	—	—	4	4
Other	—	1	(2)	—	(1)	—	(1)
Adjusted EBITDA(4)	$ 92	$ 21	$ 110	$ 72	$ 295	$ (42)	$ 253

	Q1 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air	Powertrain	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$ 65
Net income (loss) attributable to noncontrolling interests							22
Net income (loss)							87
Income tax (expense) benefit							(47)
Interest expense							(70)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							204
Depreciation and amortization							155
Total EBITDA including noncontrolling interests(3)	$ 102	$ 43	$ 149	$ 115	$ 409	$ (50)	$ 359
Restructuring and related expenses	2	4	9	11	26	2	28
Loss on sale of business	1	—	—	—	1	—	1
Other costs (including strategic and transaction related)	—	—	(1)	—	(1)	9	8
Gain on debt extinguishment	—	—	—	—	—	(8)	(8)
Adjusted EBITDA(4)	$ 105	$ 47	$ 157	$ 126	$ 435	$ (47)	$ 388
_________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Q1 2022 and Q1 2021 include $1 million and $3 million of depreciation related to restructuring and related expenses, respectively.

(6) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) Unaudited (in millions, except percents)

	Q1 2022
	Global Segments
	Motorparts	Performance Solutions	Clean Air		Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 722	$ 793	$ 2,103		$ 1,031	$ 4,649	$ —	$ 4,649
Less: Substrate sales	—	—	1,090		—	1,090	—	1,090
Value-add revenues	$ 722	$ 793	$ 1,013		$ 1,031	$ 3,559	$ —	$ 3,559

EBITDA	$ 86	$ 15	$ 106		$ 66	$ 273	$ (50)	$ 223
EBITDA as a % of revenue	11.9%	1.9%	5.0%		6.4%	5.9%		4.8%
EBITDA as a % of value-add revenue	11.9%	1.9%	10.5%	`	6.4%	7.7%		6.3%

Adjusted EBITDA	$ 92	$ 21	$ 110		$ 72	$ 295	$ (42)	$ 253
Adjusted EBITDA as a % of revenue	12.7%	2.6%	5.2%		7.0%	6.3%		5.4%
Adjusted EBITDA as a % of value-add revenue	12.7%	2.6%	10.9%		7.0%	8.3%		7.1%
	Q1 2021
	Global Segments
	Motorparts	Performance Solutions	Clean Air		Powertrain	Total	Corporate	Total
Net sales and operating revenues	$ 719	$ 787	$ 2,124		$ 1,101	$ 4,731	$ —	$ 4,731
Less: Substrate sales	—	—	1,088		—	1,088	—	1,088
Value-add revenues	$ 719	$ 787	$ 1,036		$ 1,101	$ 3,643	$ —	$ 3,643

EBITDA	$ 102	$ 43	$ 149		$ 115	$ 409	$ (50)	$ 359
EBITDA as a % of revenue	14.2%	5.5%	7.0%		10.4%	8.6%		7.6%
EBITDA as a % of value-add revenue	14.2%	5.5%	14.4%	`	10.4%	11.2%		9.9%

Adjusted EBITDA	$ 105	$ 47	$ 157		$ 126	$ 435	$ (47)	$ 388
Adjusted EBITDA as a % of revenue	14.6%	6.0%	7.4%		11.4%	9.2%		8.2%
Adjusted EBITDA as a % of value-add revenue	14.6%	6.0%	15.2%		11.4%	11.9%		10.7%
_________________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (in millions, except percents)

	Q1 2021 Value-add Revenues	Currency	Volume, Mix and Other	Q1 2022 Value-add Revenues	% Change increase (decrease) excluding currency
Motorparts	$ 719	$ (14)	$ 17	$ 722	2.4%
Performance Solutions	787	(26)	32	793	4.1%
Clean Air	1,036	(21)	(2)	1,013	(0.2)%
Powertrain	1,101	(39)	(31)	1,031	(2.8)%
Total Tenneco Inc.	$ 3,643	$ (100)	$ 16	$ 3,559	0.4%
____________________
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF NON-GAAP MEASURES Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests Unaudited (in millions, except ratios)

	March 31, 2022	March 31, 2021
Total debt	$ 5,017	$ 5,235
Total cash, cash equivalents and restricted cash (total cash)	641	631
Debt net of total cash balances (1)	$ 4,376	$ 4,604
Adjusted LTM EBITDA including noncontrolling interests(2) (3)	$ 1,138	$ 1,194
Net leverage ratio (4)	3.8x	3.9x

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q1 2022 LTM
Net income (loss) attributable to Tenneco Inc.	$ (10)	$ 15	$ (35)	$ (38)	$ (68)
Net income (loss) attributable to noncontrolling interests	27	10	6	19	62
Net income (loss)	17	25	(29)	(19)	(6)
Income tax (expense) benefit	(41)	(34)	(60)	(30)	(165)
Interest expense	(69)	(66)	(69)	(66)	(270)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	127	125	100	77	429
Depreciation and amortization	145	147	146	146	584
Total EBITDA including noncontrolling interests(2)	$ 272	$ 272	$ 246	$ 223	$ 1,013

Adjustments:
Restructuring and related expenses	31	—	16	17	64
Anti-dumping duty charge	—	3	—	—	3
Inventory write-down (5)	44	—	—	4	48
Other costs (including strategic and transaction related)	5	2	2	4	13
Asset impairments	3	1	17	4	25
Loss on sale of unconsolidated JV affiliate	1	1	2	—	4
(Gain)/Loss on sale of assets or business	—	—	(31)	2	(29)
Other	—	—	(2)	(1)	(3)
Total Adjusted EBITDA including noncontrolling interests(3)	$ 356	$ 279	$ 250	$ 253	$ 1,138

	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q1 2021 LTM
Net income (loss) attributable to Tenneco Inc.	$ (350)	$ (499)	$ 167	$ 65	$ (617)
Net income (loss) attributable to noncontrolling interests	10	19	19	22	70
Net income (loss)	(340)	(480)	186	87	(547)
Income tax (expense) benefit	101	(648)	(6)	(47)	(600)
Interest expense	(66)	(68)	(68)	(70)	(272)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	(375)	236	260	204	325
Depreciation and amortization	159	151	158	155	623
Total EBITDA including noncontrolling interests (2)	$ (216)	$ 387	$ 418	$ 359	$ 948

Adjustments:
Restructuring and related expenses	105	24	6	28	163
Inventory write-down (5)	82	(9)	—	—	73
Other costs (including strategic and transaction related)	8	4	1	8	21
Asset impairments	29	3	—	—	32
Antitrust reserve change in estimate (6)	—	—	(11)	—	(11)
OPEB curtailment(7)	—	(21)	—	—	(21)
(Gain)/Loss on sale of assets or business	—	—	(2)	1	(1)
Gain on extinguishment of debt	—	—	(2)	(8)	(10)
Total Adjusted EBITDA including noncontrolling interests(3)	$ 8	$ 388	$ 410	$ 388	$ 1,194
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(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Net leverage ratio represents ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests. Tenneco presents the above reconciliation of the net leverage ratio to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests. See the company's fourth quarter earnings release dated February 23, 2022 for the calculation of net leverage ratio as of December 31, 2021.

(5) Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(6) Reduction in estimated antitrust accrual.

(7) OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (in millions)

Q1 2022
	Original equipment light vehicle revenues	Original equipment commercial truck, off-highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 2,786	$ 780	$ 1,083	$ 4,649
Less: Substrate sales	895	153	42	1,090
Value-add revenues	$ 1,891	$ 627	$ 1,041	$ 3,559

Q1 2021
	Original equipment light vehicle revenues	Original equipment commercial truck, off-highway, industrial and other revenues	Aftermarket & original equipment service revenues	Total
Net sales and operating revenues	$ 2,905	$ 774	$ 1,052	$ 4,731
Less: Substrate sales	906	149	33	1,088
Value-add revenues	$ 1,999	$ 625	$ 1,019	$ 3,643

	Q1 2021 Value-add Revenues	Currency	Volume, Mix and Other	Q1 2022 Value-add Revenues	% Change increase (decrease) excluding currency
Original equipment light vehicle revenues	$ 1,999	$ (49)	$ (59)	$ 1,891	(3.0)%
Original equipment commercial truck, off-highway, industrial and other revenues	625	(20)	22	627	3.5%
Aftermarket & original equipment service revenues	1,019	(31)	53	1,041	5.2%
Total Tenneco Inc.	$ 3,643	$ (100)	$ 16	$ 3,559	0.4%
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(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP CASH FLOW MEASURES(2) Unaudited (in millions)

	Q1 2022	Q1 2021
Cash from operations	$ (87)	$ (50)
Proceeds from deferred purchase price of factored receivables (1)	99	115
Capital expenditures	(93)	(95)
Payments to noncontrolling interest partners	(24)	(7)
Other investing and financing	(61)	(37)
Free cash flow for debt service (2) (Change in net debt)	$ (166)	$ (74)
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(1) U.S. Generally Accepted Accounting Principles requires reclassification of amount from Change in receivables in the Cash from operations section.

(2) Tenneco presents the above reconciliation of cash flow from operation to Free Cash Flow for debt service. Free Cash Flow for debt service represents cash flow from operations, plus the proceeds from deferred purchase price of factored receivables less the amount of cash payments for property, plant and equipment and payments to noncontrolling interest partners, as well as various other amounts.  Free Cash Flow for debt service is not a GAAP calculation and should not be considered as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented Free Cash Flow for debt service because it regularly reviews Free Cash Flow for debt service as a measure of the company's performance and ability to reduce net debt.  In addition, Tenneco believes its investors utilize and analyze the company's Free Cash Flow for debt service for similar purposes. However, the Free Cash Flow for debt service measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.